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                                                                     Exhibit(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 209 to Registration Statement No. 2-67052 on Form N-1A of our reports dated February 28, 2007, relating to the financial statements and financial highlights of Jordan Opportunities Fund, Polaris Global Value Fund and Winslow Green Growth Fund, and of our report dated February 26, 2007, relating to the financial statements and financial highlights of Adams Harkness Small Cap Growth Fund, each a series of Forum Funds, appearing in the Annual Reports on Form N-CSR of Forum Funds for the year ended December 31, 2006, and to the references to us under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, each of which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 27, 2007